UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 3, 2005

SUNRISE ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11248	84-0938688
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

5353 Memorial Drive, Suite 4012
Houston, Texas 77007
(Address of principal executive offices)

(713) 868-5855
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

     As Registrant reported in its Quarterly Report on Form 10-QSB (see Note 3 to Financial Statements and “Other Information,” Item 5), on October 4, 2004 Registrant and certain stockholders entered into a Stock Purchase Agreement and Plan or Reorganization (the “Agreement”).

     Pursuant to the Agreement, Registrant has acquired all outstanding common stock of Esko Pivnich, an oil and gas production and development company incorporated and operating in the Republic of Ukraine. Under the Agreement, certain stockholders of Registrant sold 5.0 million shares to shareholders of Esko Pivnich (“EP Shareholders”), and the Registrant also agreed to issue 10,479,900 shares to certain of EP’s Shareholders. From and after the effective date of the acquisition transaction, the Registrant will hold Esko Pivnich as a wholly-owned subsidiary and the Registrant’s business shall be devoted to oil and gas production and development in the Republic of Ukraine. A copy of the Agreement was filed as Exhibit 10.1 to Registrant’s Form 10-QSB for the quarter ended September 30, 2004.

     There was no material relationship between the Registrant or its affiliates, including the selling stockholders, and any of the purchasers or former shareholders of Esko Pivnich.

Item 2.01    Completion of Acquisition or Disposition of Assets

     On or before January 15, 2005, Registrant intends to complete the acquisition of 100% of the outstanding stock Esko Pivnich, a corporation organized under, and operating in, the Republic of Ukraine. As a result of the acquisition of Esko Pivnich, Registrant acquired indirect ownership and control of all of the oil and gas producing assets, proved developed and proved undeveloped oil and gas reserves, mining concessions, production facilities and other related assets of Esko Pivnich. Esko Pivnich was acquired from the EP Shareholders who, together, owned 100% of the issued and outstanding stock.

     The EP Shareholders paid $35,000 to the selling stockholders of Registrant at the time the Agreement was signed in October 2004, and an additional $40,000 to Registrant at closing. At closing of the transaction, all issued and outstanding shares of Esko Pivnich will be transferred to Registrant and 5.0 million shares of Registrant common stock sold by the selling shareholders of Registrant will be delivered to the EP Shareholders. In addition, at the closing, Registrant will issue and deliver to the EP Shareholders a total of 10,479,900 shares of Registrant’s common stock. Following completion of the transaction, the EP Shareholders will hold a total of 15,309,900 shares of common stock of Registrant, totaling approximately 91% of the issued and outstanding common stock.

     The selling stockholders loaned to the Registrant the $35,000 received at the time the Agreement was signed, and agreed that the amount loaned to Registrant would be waived and Registrant would have no obligation to repay the loan provided that: (i) Registrant became current in meeting its reporting obligations under the Securities Exchange Act of 1934, as amended, and (ii) the Agreement with EP Shareholders is closed. Accordingly, upon completion of the transaction and acquisition of Esko Pivnich, the Registrant’s obligation to repay the loan to the five selling stockholders will be terminated. There are a series of conditions precedent to closing of the transaction, including listing of the Company’s shares on OTC “Pink Sheets.” The transaction is expected to be completed in mid-January.

Item 3.02   Unregistered Sales of Equity Securities

     Effective upon completion of the transaction described above, Registrant will issue and sell, for $40,000, 10,479,900 shares to five purchasers outside the United States who were the holders of all outstanding stock of Esko Pivnich. The sale of the shares will be exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as the purchasers had full information concerning the business and affairs of Registrant and all certificates issued bear appropriate restrictive legends. No underwriter was involved in the transaction.

Item 5.01    Changes in Control of Registrant

     (a)   On or after January 20, 2005, and in accordance with Rule 14f-1 adopted under the Securities Exchange Act, the Registrant’s only officer, David A. Melman, will resign and will be replaced by Konstantin Tsiryulnikov, as Chairman, Principal Financial and Accounting Officer and Secretary. Also on such date, the following three persons shall be added to the Registrant’s Board of Directors: Leon Golden, Abraham Bennun, and David Melman. The above changes to the management and control of Registrant will be a result of the closing of the Agreement.

     As a result of purchases of common stock from selling stockholders and purchases from the Registrant, the following may be deemed to be in control of Registrant:

Halton Impex Corp	11,143,223	65%
627 Lyons Lane,
Oakville,
Ontario L6J 5Z7
Canada
Eduard Tsiryulnikov(1)	11,143,223	65%
627 Lyons Lane,
Oakville,
Ontario L6J 5Z7
Canada
Konstantin Tsiryulnikov(1)	11,143,223	65%
627 Lyons Lane,
Oakville,
Ontario L6J 5Z7
Canada

__________________________

(1)

Eduard Tsiryulnikov is sole shareholder of Halton Impex Corp. and is the father of Mr. Konstantin Tsiryulnikov, who will become a director and the sole officer of the Company. As provided below, Halton Impex is a privately owned company, which will own 65% of the issued shares of the Company.

     As a result of the change of control, David A. Melman, formerly the sole officer and sole director, agreed to resign as an officer and to remain as a director. In addition, Abraham Bennun and Leon Golden, CPA agreed to serve as directors.

     For additional information, reference is made to Schedule 14f-1 filed by Registrant January 6, 2005, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     As described in Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, Registrant amended and restated its Certificate of Incorporation. A copy of the Amended and Restated Certificate of Incorporation was filed as an exhibit to the Form 10-QSB and is incorporated herein by this reference.

     The Amended and Restated Certificate of Incorporation became effective October 1, 2004 and increased Registrant’s authorized Capital from 10,000,000 shares of $1.00 par value common stock to 77,500,000 million shares, par value $0.01, of which up to 2,500,000 shares may be designated as preferred shares, par value $0.001. In addition, the name of the Registrant was changed from Sunrise Energy Services, Inc. to Sunrise Energy Resources, Inc.

Item 8.01 Other Events

     New CUSIP Number. Registrant obtained a new CUSIP Number for Registrant’s $0.001 par value common stock. The new number is: 86770T 10 3.

     Future Address. Following completion of the acquisition of Esko Pivnich and the change of management described above, the address of Registrant will become:

Sunrise Energy Resources, Inc. 551 Fifth Avenue, Suite 601 New York, New York 10017 Telephone: (212) 973-0063 Fax: (212) 973-0070

     For information concerning the Registrant’s operations, business environment and other issues, please refer to the attached financial statements and the Registrant’s most recent Form 10-QSB for the quarter ended September 30, 2004.

Item 9.01 Financial Statements and Exhibits

     The following financial statements, pro forma financial statements and exhibits are filed as part of this report:

     (a)   Financial Statements.

(i) Audited financial statements prepared in accordance with Regulation S-X for Esko Pivnich for fiscal years ending December 31, 2002 and 2003 and for the nine months ending September 30, 2004;

(ii) Audit Report of independent public accountants.

     (b)   Pro forma financial information prepared in accordance with Regulation S-X.

     (c)   Exhibits.

3(i).1	Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(i).1 of Registrant’s Quarterly Report on Form 10-QSB for the quarter ending September 30, 2004.

3(i).2	Amendment to Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3(i).2 of Registrant’s Quarterly Report on Form 10-QSB for the quarter ending September 30, 2004.

3(ii)	Bylaws of Sunrise Energy Resources, Inc., incorporated by reference to Exhibit 3(ii)of Registrant’s Quarterly Report on Form 10-QSB for the quarter ending September 30, 2004.

10.1

Stock Purchase Agreement and Plan of Reorganization, dated October 4, 2004, incorporated by reference to Exhibit 10.1 of Registrant’s Quarterly Report on Form 10-QSB for the quarter ending September 30, 2004.

99.1	Form 14f-1, dated January 6, 2005, incorporated by reference to Schedule 14F-1, filed January 6, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE ENERGY SERVICES, INC.
a Delaware corporation,
Registrant
By: /s/ David Melman
David Melman, President

January 6, 2005

ESKO PIVNICH
FINANCIAL STATEMENTS
SEPTEMBER 30, 2004, DECEMBER 31, 2003 and 2002

ESKO PIVNICH
BALANCE SHEETS
(Expressed in US Dollars)

	September 30, 2004	December 31, 2003	December 31, 2002
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 5)	$ 23,492	$ 1,959	$ 13,215
Accounts receivable (Note 6)	788,662	965,298	909,010
Other accounts receivable and prepaids
(Note 7)	604,085	201,013	223,499
Inventories (Note 8)	--	58,600	36,480
Taxes receivable (Note 9)	101,739	166,062	236,550

Total current assets	1,517,978	1,392,932	1,418,754
NONCURRENT ASSETS
Property, plant and equipment, net
(Note10)	509,131	660,314	632,618
Long-term financial investments (Note 11)	1,884	1,876	--
Deferred tax asset (Note 12)	3,132	--	--

TOTAL ASSETS	$ 2,032,125	$2,055,122	$2,051,372

LIABILITIES AND STOCKHOLDERS’
EQUITY
CURRENT LIABILITIES
Accounts payable (Note 13)	$ 1,020,234	$1,366,681	$ 527,772
Taxes payable (Note 14)	742,154	494,891	407,530
Short term bank loans (Note 15)	536,014	--	--
Other accounts payable and accruals
(Note 16)	199,023	67,650	418,100
Profit interest payable (Note 17)	17,123	17,047	109,688

Total current liabilities	2,514,548	1,946,269	1,463,090

Long-term payable (Note 18)	18,646	18,563	18,560
Deferred tax liability (Note 12)	--	40,451	32,838
Commitments and Contingencies (Note 25)	--	--	--
STOCKHOLDERS’ EQUITY
Charter Capital	1,377	1,377	1,377
Retained earnings (Accumulated deficit)	(502,446)	48,462	535,507

Total stockholders’ equity (deficit)	(501,069)	49,839	536,884

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$ 2,032,125	$2,055,122	$2,051,372

The accompanying notes are an integral part of the financial statements

ESKO PIVNICH
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in US Dollars)

	For the nine months ended September 30,	For the years ended December 31,
	2004	2003	2002
REVENUES	$ 165,830	$ 7,597,354	$ 2,216,461
COST OF SALES (Note 20)	(337,298)	(7,633,551)	(1,291,646)

	(171,468)	(36,197)	924,815

Other operating expenses (Note 21)	(389,620)	(281,159)	(149,205)
Sales, general and administrative expenses
(Note 22)	(70,461)	(87,526)	(53,386)

OPERATING LOSS	(631,549)	(404,882)	722,224
OTHER INCOME (EXPENSE)
Interest income (expense), net (Note 23)	38,099	(71,203)	(17,041)
Foreign exchange loss	(1,012)	(1,441)	(707)
Other income (expense), net	--	(1,013)	(17,347)

(LOSS) INCOME BEFORE TAX	(594,462)	(478,539)	687,129
INCOME TAX (Note 12)	43,554	(8,506)	(150,528)

NET (LOSS) INCOME	(550,908)	(487,045)	536,601

COMPREHENSIVE INCOME (LOSS)	$(550,908)	$ (487,045)	$ 536,601

The accompanying notes are an integral part of the financial statements

ESKO PIVNICH
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(CAPITAL DEFICIT)
(Expressed in US Dollars)

	Charter Capital	Retained Earnings	Total Stockholders’ Equity
		(Accumulated Deficit)	(Capital Deficit)
Charter Capital (Note 19)	$1,377	$ --	$ 1,377
Net loss for the period	--	(1,094)	(1,094)

BALANCE, DECEMBER 31, 2001	1,377	(1,094)	283
Net income for the year	--	536,601	536,601

BALANCE, DECEMBER 31, 2002	1,377	535,507	536,884
Net (loss) for the year	--	(487,045)	(487,045)

BALANCE, DECEMBER 31, 2003	1,377	48,462	49,839
Net (loss) for the nine months	--	(550,908)	(550,908)

BALANCE, SEPTEMBER 30, 2004	$1,377	$(502,446)	$(501,069)

The accompanying notes are an integral part of the financial statements

ESKO PIVNICH
STATEMENTS OF CASH FLOWS
(Expressed in US Dollars)

	For the nine months ended September 30,	For the years ended December 31,
	2004	2003	2002
CASH USED IN OPERATING ACTIVITIES:
Net (loss) income from continuing
operations for the period	$(550,908)	$ (487,045)	$ 536,601
Adjustments to reconcile net loss from
continuing operations to net cash in
operating activities:
Tax fines and penalties accruals	301,831	265,516	--
Depreciation expense	204,578	274,297	120,357
Supplier's fines and penalties accruals	75,767	--	--
Gain (loss) on disposal of fixed assets	(8,921)	50	--
Provision for doubtful accounts	(1,209)	3,836	35,673
Deferred tax (gain) expense	(43,583)	7,613	32,838
Net VAT interest (income) expense	(4,699)	(5,105)	17,140
Net accrued interest	(1,917)	--	--

Changes in assets and liabilities:	--	--
Decrease (increase) in accounts
receivable	102,078	(60,124)	(944,683)
(Increase) decrease in other accounts
receivable and prepaids	(401,155)	22,486	(223,499)
Decrease (increase) in inventories	58,600	(22,120)	(36,480)
Decrease (increase) in taxes receivable	69,022	75,593	(253,690)
(Decrease) increase in accounts payable	(346,447)	838,909	527,772
Decrease (increase) in taxes payable	(54,568)	(178,155)	407,457
Decrease (increase) in other accounts
payable and accruals	131,373	(350,450)	417,456
(Increase) decrease in dividends
payable	--	(92,641)	109,688

	(470,158)	292,660	746,630
CASH PROVIDED BY FINANCING ACTIVITIES:
Short term loans received	534,815	3,768,066	--
Short term loans paid	--	(3,768,066)	--
Promissory notes issued	--	--	18,560

	534,815	--	18,560
CASH USED IN INVESTING ACTIVITY:
Long term investment purchased	(1,875)	--
Purchase of property, plant and
equipment	(44,474)	(302,043)	(751,997)
Effect of exchange rate changes	1,350	2	--

INCREASE (DECREASE) IN CASH:	21,533	(11,256)	13,193
CASH, at the beginning of the period	1,959	13,215	22

CASH, at the end of the period	$ 23,492	$ 1,959	$ 13,215

INCOME TAX PAID	$ 113	$ 902	$ 117,785

INTEREST PAID	$ 18,537	$ 76,940	$ 0

The accompanying notes are an integral part of the financial statements

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

1.    NATURE OF BUSINESS

TOV Energy-Servicing Company Esko Pivnich (“Esko Pivnich”) is a Ukrainian Closed Joint Stock Company (CJSC) founded on January 20, 2000 under the laws of Ukraine. The primary business activities of Esko Pivnich are oil and gas exploration, production and distribution in the country of Ukraine.

The current principal activities of Esko Pivnich are conducted in the form of production sharing agreements (PSA) as of September 30, 2004 are as follows:

Operating Entity	Principal Activity	Country of incorporation	Capital Contribution, %	Profit Sharing, %
Esko Pivnich	Marketing and	Ukraine	--	--
	distribution of crude
	oil and natural gas
PSA # 01-SD dated April	Extraction of crude	Ukraine	100%	60%
26, 2000	oil and natural gas
PSA # 35/970-SD dated	Extraction of crude	Ukraine	80%	80%
August 19, 2004	oil and natural gas

In addition, during the periods presented, the company purchased and resold oil and gas as a trading company.

Esko Pivnich is registered at the following address: 10a Rileeva St., Kiev, Ukraine.

The principal operating office of the Company is located at: 13/10 Novokonstantinovskaya St., Kiev, Ukraine.

The number of employees of the Company at September 30, 2004, December 31, 2003 and 2002 was 20, 19 and 34, respectively.

These financial statements do not include any of the operations of any entity owning shares of the Company.

2.    PRESENTATION OF FINANCIAL STATEMENTS

Basis of Presentation – These financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

Going concern — The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred a net loss of $550,908 and $487,045 during the nine months and year ended September 30, 2004 and December 31, 2003, respectively, and, as of September 30, 2004, the Company’s current liabilities exceeded its current assets by $501,069. Additionally, to fully develop the area covered by the Licenses, the Company needs substantial additional funding.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements on a continuing basis, primarily by the Company’s ability to raise additional funds in equity markets, to maintain present financing, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue in existence.

o	The Company plans to continue to raise additional capital in the equity markets as significant source of funding the development of the Licenses.
o

Based on its expected production capabilities from the expenditures that will be made as a result of equity and debt financing, the Company believes that it could generate adequate cash flow. Additional funding requirements may also be necessary before the Company is able to rely solely on the production from the licensed properties for the cash flow of the Company.

Use of Estimates and Assumptions – The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Due to the inherent uncertainty in making those estimates, actual results reported in future periods could differ from such estimates.

Functional and Reporting Currency – The reporting currency of the accompanying financial statements is the US dollars. Ukrainian entities use Ukrainian Hrivna (UAH) as their functional currency since their most revenues and operating expenses are denominated in Ukrainian Hrivnas. The Ukrainian Hrivna is not a fully convertible currency outside of the territory of the Ukrainian Federation. The translation of Hrivna denominated assets and liabilities into US dollars for the purpose of these financial statements does not indicate that the Company could or will in the future realize or settle in US dollars the translated values of these assets and liabilities.

The prevailing exchange rates at September 30, 2004, December 31, 2003 and 2002 were approximately 1 U.S. dollar to 5.308, 5.332 and 5.332, Ukrainian Hrivnas, respectively. For the nine months ended September 30, 2004, December 31, 2003 and 2002, the average exchange rate for 1U.S. dollar was 5.320, 5.333 and 5.327, Ukrainian Hrivnas, respectively.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition – For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured.

Criterion (1) is met as every delivery is covered by a separate contract and the title passes to the customer only upon customer’s acceptance at point of destination, which is in compliance with criterion (2). Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered and accepted by its customers. In accordance with the Company’s standard contract terms, once delivered and accepted the product cannot be returned and no claims can be presented to the Company. The Company recognizes revenue on gross basis.

Property, Plant and Equipment – Oil and gas properties are accounted for using the successful efforts method of accounting whereby property acquisitions, successful exploratory wells, all development costs, and support equipment and facilities are capitalized. Unsuccessful exploratory wells are expensed when a well is determined to be non-productive. Other exploratory expenditures, including geological and geophysical costs are expensed as incurred. Depreciation, depletion and amortization of capitalized costs of oil and gas properties is calculated using the unit-of-production method based upon proved reserves for the cost of property acquisitions and proved developed reserves for exploration and development costs. As of the date of these financial statements no such costs were incurred.

Production and related overhead costs are expensed as incurred. Depreciation of assets not directly associated with oil production and certain workover costs on properties subject to time limited licenses has been calculated on a straight-line basis over the economic lives of such assets, estimated to be in the following ranges:

Oil and Gas Facilities
Improvements and
Workover Costs	3 years
Office Improvements	4 - 5 years
Computer Equipment	3 years

The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in the income statement.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

Leasing – Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risk and rewards of ownership to the lessee. All other leases are classified as operating leases.

There were no assets held under financial leases. Operating lease expenses are written of in the profit and loss account in the period in which they are incurred.

Inventories – Inventories are stated at the lower of cost or net realizable value. Cost comprises direct cost of extracted oil and gas, its transportation and handling physically in the pipelines or storages prior to the delivery for sale. Inventory also includes various supplies and spare parts.

Cost is calculated using weighted average method. Net realizable value represents the estimated selling price less all estimated costs to completion and costs to be incurred in marketing, selling and distribution.

Accounts Receivable – Accounts receivable are stated at their net realizable value after deducting provisions for uncollectible amounts.

Cash and Cash Equivalents – Cash include petty cash and cash held on current bank accounts. Cash equivalents include short-term investments with an original maturity of three months or less that are readily convertible to known amount of cash and which are subject to insignificant risk of changes in value.

Loans and Other Borrowings – All loans and borrowings are recorded at the proceeds received, net of direct issue costs.

Borrowing Costs – Borrowing costs are recognized as an expense over the life of the loans using the interest method.

Trade and Other Payables – Liabilities for trade and other amounts payable are stated at their nominal value.

Value added tax on purchases and sales – Value added taxes (VAT) related to sales is payable to tax authorities upon collection of receivables from customers. Input VAT is reclaimable against sales VAT upon payment for purchases. The tax authorities permit the settlement of VAT on a net basis. VAT related to sales and purchases which have not been settled at the balance sheet date, (VAT deferred) is recognized in the balance sheet on a gross basis and disclosed separately as a current asset and liability. Where provision has been made against debtors deemed to be uncollectible bad debt expense is recorded for the gross amount of the debtor, including VAT. The related VAT deferred liability is maintained until the debtor is settled or until the debtor is written off for statutory accounting purposes.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

Income Taxes – Income tax has been computed based on the results for the year as adjusted for items that are non-assessable or non-tax deductible.

The Company has adopted Financial Accounting Standards No. 109 (“SFAS 109”), under which the deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences and deferred tax assets are recognized to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilized. Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its tax assets and liabilities on a net basis.

Deferred tax is calculated at rates that are expected to apply to the period when the asset is realized or the liability is settled. It is charged or credited to the income statement, except when it relates to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Fair value of Financial Instruments — The Company’s financial instruments consist of cash, accounts payable and accrued liabilities and amounts due to directors. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of financial instruments approximate their carrying values due to the immediate or short term maturity of these financial instruments.

Earnings (Loss) per Share — Because the Company is a closed joint stock company which measures ownership in percentages rather than shares, no earnings per share is presented.

Comprehensive Income — Statement of SFAS 130, “Reporting Comprehensive Income,” establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Foreign exchange measurement gains and losses of the Company are not significant and are reflected in the net income and loss.

Retirement Benefit Costs – The operating divisions of the Company situated in Ukraine contribute to the state pension, medical and social insurance and employment funds on behalf of all its current employees. Any related expenses are recognized in the income statement as incurred.

Segment Reporting – The Company’s business operations are located in Ukraine and relate primarily to marketing and distribution of crude oil and natural gas products. Therefore, business activities are subject to the same risks and returns and addressed in the financial statements of the Company as one reportable segment.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

New accounting pronouncements — In December 2003, FASB issued a revision to Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51” (“FIN 46R” or the “Interpretation”). FIN 46R clarifies the application of ARB No. 51, “Financial statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. FIN 46R requires the consolidation of these entities, known as variable interest entities (“VIEs”), by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s expected residual returns, or both. Among other changes, the revisions of FIN 46R (a) clarified some requirements of the original FIN 46, which had been issued in January 2003, (b) eased some implementation problems, and (c) added new scope exceptions. FIN 46R deferred the effective date of the Interpretation for public companies, to the end of the first reporting period ending after March 15, 2004, except that all public companies must at a minimum apply the provisions of the Interpretation to entities that were previously considered “special-purpose entities” under the FASB literature prior to the issuance of FIN 46R by the end of the first reporting period ending after December 15, 2003.

The Company did not have any transactions under the scope of FIN 46R.

In December 2003, the Securities Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. SAB 104 updates portions of the interpretive guidance included in Topic 13 of the codification of Staff Accounting Bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The Company believes it is following the guidance of SAB 104.

4.    PRODUCTION SHARING AGREEMENTS

PSA # 01-SD dated April 26, 2000

In August 2000 the Company together with the state owned geological enterprise Poltavaneftegasgeologiya executed a production sharing agreement (“PSA”) to start exploration and development of Karaikozovsk’s field located in Kranokutsk area of Kharkov region. Under the terms of PSA Poltavaneftegasgeologiya acted as the holder of the main geological and exploration licenses to develop Karaikozovsk’s field and the Company was a major investor, having contributed into the establishment of PSA approximately $596,188.

In November 2000 subdivision of JSC Ukrneft, Okhtirkaneftegas, joined PSA. Okhtirkaneftegas owned two wells in Karaikozovsk area, operational usage of which under the terms of PSA were contributed from its’ side. Also, Okhtirkaneftegas was to provide PSA with certain exploration and capital repair services to be paid at external market rates.

In May 2003, due to the end of main geological and exploration licenses held by Poltavaneftegasgeologiya, all exploration and development activities on Karaikozovsk’s field were stopped.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

PSA # 35/970-SD dated August 19, 2004

The Company applied to the Ukrainian State Committee of Mineral Resources to continue the exploration and development of Karaikozovsk’s field and in July 2004 the Company obtained the main geological and exploration license for the period of 5 years.

In August 2004 the Company together with the subdivision of JSC Ukrneft, Okhtirkaneftegas, contributed approximately $1,503 and $376 into the foundation of new PSA to continue exploration and development of Karaikozovsk’s field.

5.    CASH AND CASH EQUIVALENTS

Cash and cash equivalents as of September 30, 2004, December 31, 2003 and 2002 consisted mainly of the UAH denominated current accounts.

6.    ACCOUNTS RECEIVABLE

Trade accounts receivable as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
CJSC Infox, related party	$742,503	$965,298	$899,179
Ukrnaftoservice	46,159	--	--
Prominvestgazbud	--	--	9,831

Total	$788,662	$965,298	$909,010

7.    OTHER ACCOUNTS RECEIVABLE AND PREPAIDS

Other accounts receivable and prepaids as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Vixen JLM	$ 306,517	$ --	$ --
Okhtirkaneftegas (Note 25)	189,224	188,379	188,347
Bukros	46,159	--	--
Brilliant spirit Ukraina	32,971	--	--
Vector NDI	27,654	34,375	31,919
KAM	17,896	--	--
Valmi	5,578	--	--
Pari, related party	3,957	3,564	--
Institut Zemleustroystva	1,271	1,265	1,265
Poltavaneftegasgeologiya	--	--	15,226
Ukrgeophisika	--	--	9,377
UkrDGRI Lvivskie viddelenia	--	--	5,626
Ratibor	--	--	2,180
VikaVita	--	--	1,875
Other	11,205	12,906	3,318
Less provision for doubtful accounts	(38,347)	(39,476)	(35,634)

Total	$ 604,085	$ 201,013	$ 223,499

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

8.    INVENTORIES

Inventories as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Other consumables and spare parts	$ --	$ 13	$ 15
Crude oil	--	58,587	32,192
Natural gas	--	--	4,273

Total	$ --	$58,600	$36,480

9.    TAXES RECEIVABLE

Taxes receivable as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
VAT receivable	$101,716	$166,039	$236,550
Other tax prepaid	23	23	--

Total	$101,739	$166,062	$236,550

VAT receivable as of September 30, 2004 and December 31, 2003 and 2002 was discounted at 15% annual rate based on average six months turnover period (Note 23).

10.   PROPERTY, PLANT AND EQUIPMENT, net

Property, plant and equipment as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Oil & gas facilities improvements	$ 955,831	$ 928,110	$ 555,979
Office equipment	50,015	33,784	29,263
Construction in progress	93,381	92,859	167,468

	1,099,227	1,054,753	752,710
Accumulated Depreciation	(590,096)	(394,439)	(120,092)

Net Book Value	$ 509,131	$ 660,314	$ 632,618

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

In May 2003 the Company’s operations in Karaikozovsk’s field were temporarily suspended because of the expiration of the operating license (Note 4). In July 2004 a new license agreement was executed and work and production was resumed. The related assets have not been reclassified as impaired because the assets are now being used with no loss in value.

11.   LONG-TERM FINANCIAL INVESTMENT

Long-term investment as of September 30, 2004 and December 31, 2003 represented 10 common shares of JSC “Ukrneft” at par value of 0.25 UAH accounted for at cost, which approximates their fair market value.

12.   INCOME TAX

The Company’s provision for income tax for the nine months and years ended September 30, 2004, December 31, 2003 and 2002 is as follows:

	2004	2003	2002
Current tax	$ 29	$ 893	$117,690
Deferred tax gain	(43,583)	7,613	32,838

Total income tax (benefit) expense	$(43,554)	$8,506	$150,528

Deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

The change for the year in the Company’s deferred tax position is as follows:

	2004	2003	2002
Net liability at the beginning of the period	$(40,451)	$(32,838)	$ --
Charged to (income) expense for the period	43,583	(7,613)	(32,838)

Net asset (liability) at the end of the
period	$ 3,132	$(40,451)	$(32,838)

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

The tax effect on the major temporary differences that give rise to the deferred tax assets as at September 30, 2004, December 31, 2003 and 2002 is presented below:

	2004	2003	2002
Deferred tax assets
Provision for doubtful receivables	$ 38,441	$ 39,476	$ 35,634
Valuation of VAT receivable	9,317	12,018	17,122
Other adjustments	10,844	791	791

Total	58,602	52,285	53,547

Deferred tax liabilities
Difference in depreciable value of
property, plant and equipment	(46,075)	(214,090)	(184,898)

Total	(46,075)	(214,090)	(184,898)

Net	$ 12,527	$(161,805)	$(131,351)

The taxation charge for the year is different from that which would be obtained by applying the Ukrainian statutory income tax rate to the net loss before income tax. Below is a reconciliation of theoretical income tax at 25% to the actual expense recorded in the Company’s income statement:

	2004	2003	2002
(Loss) profit before income tax and
minority interest	$(594,462)	$(478,539)	$ 796,817
Theoretical income tax benefit (expense)
at statutory rate of 25%	148,616	119,635	(199,204)
Adjustments due to:
Tax effect of (expenses) benefits that
are not deductible in determining taxable
profit	(192,170)	(111,129)	349,732

Income tax (benefit) expense	$(43,554)	$ 8,506	$(150,528)

At September 30, 2004 the Company has no loss carry forward for Ukrainian federal income tax purposes.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

13.   ACCOUNTS PAYABLE

Accounts payable as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Poltava Petroleum Company (Note 25)	$ 518,689	$ 816,213	$252,410
CJSC Infox, related party	328,147	390,167	5,189
Okhtirkaneftegas	152,412	139,409	254,723
Kachanovsky GPZ	20,986	20,892	15,450

Total	$1,020,234	$1,366,681	$527,772

14.   TAXES PAYABLE

Taxes payable as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
VAT	$171,479	$228,299	$319,643
Fines and penalties (Note 25)	569,274	265,576	--
Social insurance	1,165	721	487
Personal Income Tax	236	295	191
Profit Tax	--	--	72,534
Exploration Tax	--	--	11,511
Resource Tax	--	--	3,164

Total	$742,154	$494,891	$407,530

15.  SHORT-TERM BANK LOANS

Short-term bank loans as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	%, currency	2004	2003	2002
	26%, Ukrainian
AB Clearing House	Hrivnas	$536,014	$ --	$ --
		--	--	--

Total dated Sept. 17, 2004
due December 26, 2004		$536,014	$ --	$ --

At September 30, 2004 short-term bank loans are collateralized by the Company’s interest in a purchase agreement for drill pipe dated July 20, 2004.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

16.   OTHER ACCOUNTS PAYABLE AND ACCRUALS

Other accounts payable and accruals as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Bukros	$ 46,159	$ --	$ --
Brilliant Spirit	32,971	--	--
Mr. Golovko O.I., related party	27,413	--	--
RosAnt	23,739	23,633	--
Kiirahbud	18,841	18,756	18,753
Quant Plus	14,130	--	--
KB Clearing House	10,174	--	--
State Comitee on Mineral Resources	7,866	--	--
Ankor	7,382	--	--
Magniy ZAT	--	15,005	15,003
Budcomplex	--	--	332,816
Payroll	2,204	1,302	936
Other	8,144	8,954	50,592

Total	$199,023	$67,650	$418,100

17.   PROFIT INTEREST PAYABLE

Profit interest payable as of September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Poltavaneftegasgeologiya	$17,123	$17,047	$ 41,126
Okhtirkaneftegas	--	--	68,562

Total	$17,123	$17,047	$109,688

Profit interest payable was accrued and partially paid by the Company in respect to profits earned for 2002 year in accordance with PSA # 01-SD dated April 26, 2000.

18.   LONG-TERM PAYABLE

Long-term payable as of September 30, 2004, December 31, 2003 and December 31, 2002 represented promissory notes issued in November 2002 at no interest and payable not earlier than November 5, 2005. Any valuation adjustment due to the lack of interest is considered not to materially affect the fair value of the payable.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

19.  CHARTER CAPITAL

Ownership of the company is denominated by percentages of ownership rather that shares of stock and there is no par, stated value nor authorized or issued shares. The holders of charter capital have voting rights but no guarantee of dividends. Distributable profits are determined on the basis of profits reported in statutory financial statements of the Company entities. These profits differ from profits recorded under US GAAP.

No dividends were declared or paid during the nine months ended September 30, 2004. See also Note 28.

20.  COST OF SALES

Cost of sales for the nine months ended years ended September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Depreciation and amortization	$204,578	$ 274,297	$ 120,357
Change in crude oil and natural gas
balances	58,726	(21,837)	(34,577)
Exploration tax	36,193	26,557	82,680
Geological and other expert services	16,583	61,928	46
Crude oil storage services	10,292	5,251	--
Resource tax	--	15,795	42,420
Drills security services	6,893	9,606	7,195
Technical maintenance	2,960	--	--
Consumables and spare parts	255	20,379	7,629
Cost of purchased natural gas	--	7,035,554	631,637
Cost of purchased crude oil	--	--	6,744
Exploration services	--	165,871	383,035
Production services	--	39,454	44,480
Land and other equipment lease on the
field	818	675	--
Other	--	21	--

Total	$337,298	$ 7,633,551	$ 1,291,646

21.  OTHER OPERATING EXPENSES

Other operating expenses for the nine months ended years ended September 30, 2004, December 31, 2003 and 2002 consisted of the following:

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

	2004	2003	2002
Tax fines and penalties	$ 301,831	$265,516	$ --
Suppliers’ fines and penalties	75,767	--	--
Profit interest paid (Note 17)	--	--	109,688
Change in the provision for doubtful accounts	(1,209)	3,836	35,673
Other	13,231	11,807	3,844

Total	$ 389,620	$281,159	$149,205

22.   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Selling, general and administrative expenses for the nine months and years ended September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Legal and professional services	$27,352	$ 8,868	$12,453
Payroll and payroll related taxes	22,588	37,424	10,420
Office rent	9,222	13,217	7,648
Communication	4,043	3,489	3,848
Transportation expense	2,100	8,426	1,940
Bank services	884	5,524	587
Other professional services	692	5,902	497
Research and development	--	1,165	2,738
Advertising and marketing	--	--	4,219
Office repair	--	--	4,161
Commission	--	--	669
Other	3,580	3,511	4,206

Total	$70,461	$87,526	$53,386

23.   INTEREST INCOME (EXPENSE), net

Interest income and expense for the nine months and years ended September 30, 2004, December 31, 2003 and 2002 consisted of the following:

	2004	2003	2002
Imputed interest on VAT receivable	$ 4,699	$ 5,105	$(17,140)
(Note 8)
Interest income	51,941	458	99
Interest (expense)	(18,541)	(76,766)	--

Total	$ 38,099	$(71,203)	$(17,041)

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

Interest expense for the nine months ended September 30, 2004 was paid in respect to the credit line facility and short-term loan obtained from AB Clearing House in the amount and interest of $18,541 at 26%.

Interest expense for the year ended December 31, 2003 was paid in respect to the credit line facility and short-term loan obtained from Vabank and Misto Bank in the amounts and interest of $74,859 and $1,907, 16% and 20%, respectively.

24.  RELATED PARTIES

Related parties include shareholders and entities under common ownership.

Transactions with related parties are performed on terms that are comparable to those available to unrelated parties.

For details of related party balances outstanding as of September 30, 2004, December 31, 2003 and 2002 see Notes 6, 11, 13 and 28.

Included in income statement for the nine months ended years ended September 30, 2004, December 31, 2003 and 2002 not disclosed anywhere in the current financial statements are the following transactions with related parties:

	2004	2003	2002
Sales to Infox	$ --	$ 143,658	$1,100,913

Interest income from Infox	$ 1,915	$ --	$ --

25.   COMMITMENTS AND CONTINGENCIES

Licenses’ commitments – During 2004 the Company received geological and exploration license agreements to develop Karaikozovsk’s, Rogan and Rakitnyansk fields. The following amounts of investments are to be incurred under the terms of those agreements:

	Period	Amount
Rogan field	2004-2009	$ 2,780,866
Rakitnyansk field	2004-2009	3,747,386
Karaikozovsk’s field	2004-2009	4,035,646

Total		$10,563,898

Environmental remediation – Under the laws of Ukraine the company is obligated to conform to certain environmental remediation obligations related to the oil and gas production activities. This amount can not be estimated but is considered to not be material.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

Lease commitments – The Company leases office space and the rent is disclosed in other notes. The Company’s future lease commitments as of September 30, 2004 are as follows:

2004
2005	$43,148

Litigation – The Company has been and continues to be the subject of legal proceedings and adjudications from time to time. Management believes that the resolution of all business matters which will have a material impact on the Company’s financial position or operating results have been recorded.

JSC Ukrneft, Okhtirkaneftegas – In 2003 the Company filed a claim against JSC Ukrneft, Okhtirkaneftegas, in respect to the advance paid by the Company in 2002 in amount of $188,761 to complete certain capital construction works under the terms of PSA # 01-SD dated April 26, 2000 (Notes 4 and 6). In April 2004 after the number of hearings by the courts of different levels, the Supreme Court of Ukraine ordered Okhtirkaneftegas to pay outstanding balance without further delays. As of December 2, 2004 the balance had not been paid.

Poltava Petroleum Company – In May 2004 the Poltava Petroleum Company (PPC) has filed a claim against the Company, in respect to the accrual of additional fines and penalties in amount of $79,936 on the overdue payables by the Company. The Company intends to pay its’ outstanding liabilities to PPC in the near future. The balance is accrued in the current financial statements. (Note 13).

Taxes – During 2004 the Company was examined by the State Tax Inspection of Podolsk region, Kiev, and was assessed additional VAT and Profit tax fines and penalties in the aggregate amount of $569,274 related to 2003 and 2002 years. The amounts were accrued in the respective financial statements in full (Note 14). The Company has filed an appeal against the State Tax Inspection of Podolsk region, Kiev, protesting and the Company believes it will prevail.

Ukrainian Federation Tax and Regulatory Environment – The government of Ukraine continues to reform the business and commercial infrastructure in its transition to a market economy. As a result laws and regulations affecting businesses continue to change rapidly. These changes are characterized by poor drafting, different interpretations and arbitrary application by the authorities. In particular taxes are subject to review and investigation by a number of authorities enabled by law to impose fines and penalties. While the Company believes it has provided adequately for all tax liabilities based on its understanding of the tax legislation, the above facts may create tax risks for the Company.

26.  RISK MANAGEMENT POLICIES

Management of risk is an essential element of the Company’s operations. The main risks inherent to the Company’s operations are those related to credit risk exposures, market movements in foreign exchange rates and in interest rates. A description of the Company’s risk management policies in relation to those risks follows.

Credit risk – The Company is exposed to credit risk which is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

The Company structures the levels of credit risk it undertakes by placing limits on the amount of risk accepted in relation to one customer, or groups of customers. Limits on the level of credit risk by customer are approved quarterly by the Credit Committee.

Sales to major customers were:

	2004	2003	2002
Energia	$ --	$4,473,288	$ 632,918
RosAnt TOV	--	2,583,029	--
Poligonal	--	192,992	--
Prominvestgazbud	--	148,751	162,957
Infox	--	143,658	1,100,912
Romnaftaproduct	--	29,729	--
CJSC Ukrnafta	165,830	--	--

	$ 165,830	$7,571,447	$1,896,787

Currency risk – Currency risk is defined as the risk that the value of a financial instrument will fluctuate due to changes in foreign exchange rates.

The Credit Committee sets limits on the level of exposure by currencies (primarily Ukrainian Hrivna and US Dollar), by entities and in total.

Interest rate risk – Interest rate risk arises from the possibility that changes in interest rates will affect the value of the financial instruments.

Currently, the Company management approach to the interest risk limitation is borrowing at fixed rates and for short periods.

27.   CONCENTRATION OF BUSINESS RISK

The Company’s business activities are within Ukraine. Laws and regulations affecting businesses operating in Ukraine are subject to rapid changes and the Company’s assets and operations could be at risk due to negative changes in the political and business environment.

28.   SUBSEQUENT EVENTS

Subsequent to September 30, 2004 the shareholders of the Company entered into an agreement with Sunrise Energy Resources, Inc. (Sunrise) and certain shareholders of Sunrise executed a stock purchase agreement and plan of reorganization for Sunrise. The result will be for the shareholders of Esko Pivnich to own approximately 91% of Sunrise, a public Company in the United States of America, which had been inactive prior the transaction. The transaction will be accounted for as a reverse merger.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

29.  OIL AND GAS DISCLOSURES (UNAUDITED)

The following information is presented in accordance with the Statement of Financial Accounting Standards No. 69, Disclosure about Oil and Gas Producing Activities (SFAS No. 69).

(A) Costs Incurred in Oil and Gas Exploration and Development Activities. The following costs were incurred in oil and gas exploration and development activities during the periods ended September 30, 2004, December 31, 2003 and 2002 have been included in cost of sales.

	For the nine months ended September 30,	For the years ended December 31,
	2004	2003	2002
Exploration costs	$ 0	$227,799	$383,081

Total	$ 0	$227,799	$383,081

The above costs were expensed as incurred.

(B) Results of operations from Producing Activities. Results of operations from producing activities for the periods ended September 30, 2004, December 31, 2003 and 2002 are presented below.

	For the nine months ended September 30,	For the years ended December 31,
	2004	2003	2002
Sales of Oil and Gas produced	$ 0	$ 538,375	$ 1,254,842
Expenses
Production expenses	0	(370,198)	(270,184)
Income tax expense	0	(42,044)	(246,165

Total expenses	0	(412,242)	(516,349)

Total	$ 0	$ 126,133	$ 738,494

(C) Estimated Proved Oil and Gas Reserves. The Company’s estimate of its net proved and proved developed oil and gas reserves as at September 30, 2004 is as follows. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e. prices and costs as of the date the estimate is made.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

Prices include consideration of changes in the existing prices provided only by contractual arrangement, but not on escalation based on future conditions. Proved developed reserves are reserves that can expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved mechanisms of primary recovery are included as proved developed reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

At September 30, 2004, December 31, 2003 and 2002 the Company’s proved reserves were as follows:

	Liquids (MBBLS)	Gas (MMCF)
Balance at December 31, 2001	7,938	8,050
Production	(69)	(146)

Balance at December 31, 2002	7,869	7,904
Production	(27)	(132)

Balance at December 31, 2003	7,842	7,772
Production	0	0

Balance at September 30, 2004	7,842	7,772

(D) Standardized measure of Discounted Future Net Cashflows. Future oil and gas sales, production and development costs have been estimated using prices and costs in effect at the end of the years indicated, except in those instances where the sale of oil and natural gas is covered by contracts, in which case, the applicable contract prices, including fixed and determinable escalations, were used for the duration of the contract. Thereafter, the current spot price was used. All cash flow amounts net to the Company, including income taxes, are discounted at 10%.

Future income tax expenses are estimated using an estimated combined federal and local income tax rate of 25% in Ukraine was used. Future general and administrative expenses were estimated by the management based on the level of such expenses for similar fields.

Changes in demand for oil and natural gas, inflation and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the Company’s proved reserves. Management does not rely upon the information that follows in making investment decisions.

Esko Pivnich
Notes to the Financial Statements
(Expressed in US Dollars)
September 30th, 2004, December 31st, 2003 and 2002

September 30, 2004 (In thousands)
Future oil and gas sales	$ 62,232
Future production cash costs	(12,041)
Future administrative expenses	(3,613)
Future development costs	(3,500)
Future income taxes	(10,407)
Future minority interests	(6,244)

Future net cash flows	26,428
Future net cash flows
10% annual discount for estimated
Timing of cash flows	(6,950)
Standardized measure of discounted

future net cash flows	$ 19,478

The computation of the standardized measure of discounted future net cash flows relating to proved oil and gas reserves at September 30, 2004 was based on the average gas prices of approximately $2 per MCF and on average liquids prices of approximately $35 per barrel.

REPORT OF INDEPENDENT AUDITORS

TO THE DIRECTORS AND STOCKHOLDERS OF ESKO PIVNICH:

We have audited the accompanying balance sheets of Esko Pivnich (“the Company”) as of September 30, 2004, December 31, 2003 and 2002, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the nine months and years then ended, respectively. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Esko Pivnich as of September 30, 2004, December 31, 2003 and 2002, and the related statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the nine months and years then ended, respectively in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred a net loss of $550,908 and $487,045 during the nine months and year ended September 30, 2004 and December 31, 2003, respectively, and, as of September 30, 2004, the Company’s current liabilities exceeded its current assets by $501,069. These factors, among others, including the Company’s ability to develop the properties for which the Company has licenses, as discussed in Note 1 to the financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

John A. Braden & Company, PC

Houston, Texas
December 2, 2004

ESKO PIVNICH
Pro Forma Combined Condensed Financial Statements
September 30, 2004 and December 31, 2003

Index

Pro Forma Combined Condensed Adjustments	F-28
Pro Forma Combined Condensed Balance Sheets, September 30, 2004	F-29
Pro Forma Combined Condensed Statement of Changes in Stockholders’
Equity (Capital Deficit)	F-30
Pro Forma Combined Condensed Statements of Operations, September 30, 2004	F-31
Pro Forma Combined Condensed Balance Sheets, December 31, 2003	F-32
Pro Forma Combined Condensed Statement of Changes in Stockholders’
Equity (Capital Deficit)	F-33
Pro Forma Combined Condensed Statements of Operations, December 31, 2003	F-34
Adjustments to Pro Forma	F-35

ESKO PIVNICH
PRO FORMA COMBINED CONDENSED ADJUSTMENTS
September 30, 2004
(Unaudited and Expressed in Thousands of US Dollars)

The following unauditied pro forma combined and condensed statement of operations reflects the effect of the agreement entered into by Esko Pivnich subsequent to September 30, 2004 with Sunrise Energy Resources, Inc. (Sunrise) and certain shareholders of Sunrise executed a stock purchase agreement and plan of reorganization for Sunrise. The result of the agreement will be for the shareholders of Esko Pivnich to own approximately 91% of Sunrise, a public Company in the United States of America, which had been inactive prior the transaction.

The agreement will be accounted for as a reverse merger. The unaudited pro forma combined and condensed statement of operationsare not necessarily indicateive of what the actual results of operations would hve been assuming the transaction had been completed as of the date set forth above, nor do they purport ot represent the results of operations for future periods.

The following pro forma combined and condensed balance sheet reflects adjustments to Esko Pivnich historical balance sheet given the effect of the agreement.

The unaudited pro forma combined and condensed financial statements should be read in conjunction with the historical financial statements and related notes of Esko Pivnich.

ESKO PIVNICH
PRO FORMA COMBINED CONDENSED BALANCE SHEETS
September 30, 2004
(Unaudited and Expressed in Thousands of US Dollars)

	Esko Pivnich 09/30/04	Sunrise Energy 09/30/04	Adjustments 09/30/04	Combined 09/30/04
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 5)	23	2	75	100
Accounts receivable (Note 6)	789	--	--	789
Other accounts receivable and prepaids (Note 7)	604	--	--	604
Inventories and taxes receivable (Note 8 & 9)	102	--	--	102
	--	--	--	0

Total current assets	1,518	2	75	1,595
NONCURRENT ASSETS
Property, plant and equipment, net (Note10)	509	--	--	509
Long-term financial investments (Note 11)	2	--	--	2
Deferred tax asset (Note 12)	3	--	--	3

TOTAL ASSETS	2,032	2	75	2,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable (Note 13)	1,020	18	--	1,038
Taxes payable (Note 14)	742	--	--	742
Short term bank loans (Note 15)	536	--	--	536
Other accounts payable and accruals (Note 16 & 17)	216	12	--	228
	--	--	--	0

Total current liabilities	2,515	30	0	2,545
Long-term payable (Note 18)	19	--	--	19
Deferred tax liability (Note 12)	0	--	--	0
Commitments and Contingencies (Note 25)	0	--	--	0
STOCKHOLDERS’ EQUITY
Charter Capital	1	--	(1)	0
Common Stock, $0.001 par value, 75,000,000
authorized, 17,000,000 issue and outstanding	--	6,503	(6,503)	17
Additional paid in capital	--	13,989	6,579	20,568
Retained earnings (Accumulated deficit)	(502)	(20,537)	--	(21,039)

Total stockholders’ equity (deficit)	(501)	(28)	65	(464)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	2,032	2	75	2,109

ESKO PIVNICH
PRO FORMA COMBINED CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
For the Nine Months Ended September 30, 2004
(Unaudited and Expressed in Thousands of US Dollars)

	Charter Capital	Total Par Value	Additional Paid in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholder’s Equity (Capital Deficit)
Charter Capital Esko Pivnich (Note 19)	1	0	$ --	536	537
Common Stock Sunrise Energy (Note 19)	--	6,520	--	--	6,520
Paid in Capital Sunrise Energy (Note 19)	0	--	13,989	(20,519)	(6,530)
Adjustments	--	--	--	--	0

Beginning Balances	1	6,520	13,989	(19,983)	527
Esko Pivnich net (loss) for the year	--	--	--	(487)	(487)
Sunrise Energy net (loss) for the year	--	--	--	(7)	(7)
To reclass charter Capital	(1)	--	--	--	(1)
Adjustment to reflect additional contributed capital	--	--	35	--	35
Adjustment to reflect additional issue of stock	--	10	30	--	40
Adjustment to reflect reduction in par value	--	(6,513)	6,513	--	--
Adjustments for rounding	--	--	--	1	1

BALANCE, DECEMBER 31, 2003	0	17	20,567	(20,477)	108
Esko Pivnich net (loss) for the nine months	--	--	--	(550)	(550)
Sunrise Energy net (loss) for the nine months	--	--	--	(11)	(11)
Adjustments for rounding	--	--	--	(1)	(1)

BALANCE, SEPTEMBER 30, 2004	0	17	20,567	(21,038)	(454)

ESKO PIVNICH
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2004
(Unaudited and Expressed in Thousands of US Dollars)

	For the nine months ended 09/30/04
	Esko Pivnich	Sunrise Energy	Adjustments	Combined
REVENUES	166	--	--	166
COST OF SALES (Note 20)	(337)	--	--	(337)

	(171)	0	0	(171)
Other operating expenses (Note 21)	(389	--	--	(389)
Sales, general and administrative expenses (Note 22)	(70)	(11)	--	(81)

OPERATING LOSS	(631)	(11)	0	(642)
OTHER INCOME (EXPENSE)
Interest income (expense), net (Note 23)	38	--	--	38
Foreign exchange loss	(1)	--	--	(1)
Other income (expense), net	--	--	--	--

(LOSS) INCOME BEFORE TAX	(594)	(11)	0	(605)
INCOME TAX (Note 12)	44	--	--	44

NET (LOSS) INCOME
	(550)	(11)	0	(561)

COMPREHENSIVE INCOME (LOSS)	(550)	(11)	0	(561)

LOSS PER COMMON SHARE	$ 0.0000	($0.0017)	$ 0.0000	($0.0330)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	0	6,520	0	17,000

ESKO PIVNICH
PRO FORMA COMBINED CONDENSED BALANCE SHEETS
December 31, 2003
(Unaudited and Expressed in Thousands of US Dollars)

	Esko Pivnich 12/31/03	Sunrise Energy Services 12/31/03	Adjustments 12/31/03	Combined 12/31/03
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Note 5)	2	--	75	77
Accounts receivable (Note 6)	965	--	--	965
Other accounts receivable and prepaids (Note 7)	201	--	--	201
Inventories and taxes receivable (Note 8 & 9)	225	--	--	225

Total current assets	1,393	0	75	1,468
NONCURRENT ASSETS
Property, plant and equipment, net (Note10)	660	--	--	660
Long-term financial investments (Note 11)	2	--	--	2
Deferred tax asset (Note 12)	0	--	--	0

TOTAL ASSETS	2,055	0	75	2,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable (Note 13)	1,367	17	--	1,384
Taxes payable (Note 14)	495	--	--	495
Short term bank loans (Note 15)	0	--	--	0
Other accounts payable and accruals (Note 16 & 17)	85	--	--	85

Total current liabilities	1,946	17	0	1,963
Long-term payable (Note 18)	19	--	--	19
Deferred tax liability (Note 12)	40	--	--	40
Commitments and Contingencies (Note 25)	--	--	--	--
STOCKHOLDERS’ EQUITY
Charter Capital	1	--	(1)	0
Common Stock, $.001 par value,75,000,000
authorized, 17,000,000 issued and
outstanding	--	6,520	(6,503)	17
Additional paid in capital	--	13,989	6,579	20,568
Retained earnings (Accumulated deficit)	48	(20,526)	--	(20,478)

Total stockholders’ equity (deficit)	50	(17)	75	108

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	2,055	0	75	2,130

ESKO PIVNICH
PRO FORMA COMBINED CONDENSED
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (CAPITAL DEFICIT)
For the Year Ended December 31, 2003
(Unaudited and Expressed in Thousands of US Dollars)

	Charter Capital	Total Par Value	Additional Paid in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholder’s Equity (Capital Deficit)
Charter Capital Esko Pivnich (Note 19)	1	0	$ --	536	537
Common Stock Sunrise Energy (Note 19)	--	6,520	--	--	6,520
Paid in Capital Sunrise Energy (Note 19)	0	--	13,989	(20,519)	(6,530)
Adjustments	--	--	--	--	0

Beginning Balances	1	6,520	13,989	(19,983)	527
Esko Pivnich net (loss) for the year	--	--	--	(487)	(487)
Sunrise Energy net (loss) for the year	--	--	--	(7)	(7)
To reclass charter Capital	(1)	--	--	--	(1)
Adjustment to reflect additional contributed capital	--	--	35	--	35
Adjustment to reflect additional issue of stock	--	10	30	--	40
Adjustment to reflect reduction in par value	--	(6,513)	6,513	--	--
Adjustments for rounding	--	--	--	1	1

BALANCE, DECEMBER 31, 2003	0	17	20,567	(20,477)	108

ESKO PIVNICH
PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2003
(Unaudited and Expressed in Thousands of US Dollars)

		For the years ended 12/31/03
	Esko Pivnich	Sunrise Energy		Adjustments	Combined
REVENUES	7,597	--		--	7,597
COST OF SALES (Note 20)	(7,634)	--		--	(7,634)

	(36)	--		--	(36)
Other operating expenses (Note 21)	(281)	--		--	(281)
Sales, general and administrative expenses (Note 22)	(88)	(7)		--	(95)

OPERATING LOSS	(405	(7)		--	(412)
OTHER INCOME (EXPENSE)
Interest income (expense), net (Note 23)	(71)	--		--	-71)
Foreign exchange loss	(1)	--		--	(1)
Other income (expense), net	(1)	--		--	(1)

(LOSS) INCOME BEFORE TAX	(479)	(7)		0	(486)
INCOME TAX (Note 12)	(9)	--		--	(9)

NET (LOSS) INCOME
	(487)	(7)		0	(494)

COMPREHENSIVE INCOME (LOSS)	(487)	(7)		0	(494)

LOSS PER COMMON SHARE	$ 0.0000	($0.001	1)	$ 0.0000	($0.029	1)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	0	6,520		0	17,000

Sunrise/Esko Pivnich

Adjustments for Proforma	In Thousands
Cash
To reflect loan and subsequent forgiveness as
capital contribution by existing shareholders	35
To reflect sale of stock	40

Total	75

Common Stock
To reflect reduction in par value	(6513)
To reflect par value of additional stock issued	10

Total	(6503)

Additional paid in capital
To reflect reclassification of par value	6513
To reflect contributed capital	35
To reflect sale of stock net of par value	30
To reclass charter capital	1

Total	$ 6,579

The pro forma financials reflect these adjustments as if they had occurred in each of the periods shown and as if the total shares had been outstanding the entire period.